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                                  EXHIBIT 23.3

                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                        (614) 766-1426 (614) 766-1459 FAX
                                  keller@ee.net


September 26, 2005


The Board of Directors
Greenville Federal Savings & Loan
  Association
690 Wagner Avenue
Greenville, OH 45331-2649

Ladies and Gentlemen:

We hereby consent to the use of our firm's name in the Notice of Mutual Holding Company Reorganization on the Pre-Effective Amendment Number 2 to Form MHC-1 and the Application for Approval of a Minority Stock Issuance by a Stock Holding Company Subsidiary of a Mutual Holding Company on Form MHC-2, and any amendment thereto, to be filed by Greenville Federal Savings and Loan Association. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings, and the Pre-Effective Amendment Number 2 to the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Greenville Federal Financial Corporation.

Very truly yours,

KELLER & COMPANY, INC.

/s/ John A. Shaffer

John A. Shaffer
Vice President